Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT WOR - Q3 2016 Worthington Industries Inc Earnings Call EVENT DATE/TIME: MARCH 23, 2016 / 07:00PM GMT

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS
 Cathy Lyttle Worthington Industries, Inc. - VP of Communications & IR
 John McConnell Worthington Industries, Inc. - Chairman and CEO
 Andy Rose Worthington Industries, Inc. - EVP and CFO
 Mark Russell Worthington Industries, Inc. - President and COO

CONFERENCE CALL PARTICIPANTS
 Aldo Mazzaferro Macquarie Research - Analyst
 Phil Gibbs KeyBanc Capital Markets - Analyst
 John Tumazos John Tumazos Very Independent Research, LLC - Analyst
 Charles Bradford Bradford Research - Analyst

 PRESENTATION

Operator

 Good afternoon, ladies and gentlemen, and welcome to the Worthington Industries' third-quarter 2016 earnings conference call. All participants will be able to listen-only into the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I'd like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries, Inc. - VP of Communications & IR

 Thank you. Good afternoon. Thanks for joining us on our third-quarter earnings conference call, and a reminder that we are also hosting an Investor Day for members of the investment community in New York on Tuesday, April 5th. Senior management will provide an overview of the Company's operations, financial performance, and strategies. There is more information on it on our website.

On today's earnings call, you'll be hearing from John McConnell, Chairman and Chief Executive Officer; Mark Russell, President and Chief Operating Officer; and Andy Rose, Executive Vice President and Chief Financial Officer.

A reminder that certain statements made on this call are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties, and could cause actual results to differ from those suggested. Our earnings release was issued yesterday. Please review it for more details on those factors that could cause actual results to differ materially.

This call is being recorded and will be made available later on our website. John McConnell will start us off.

 John McConnell - Worthington Industries, Inc. - Chairman and CEO
 Thank you very much, Cathy, and thank you all for joining us this afternoon. I am very pleased with the quarter. I believe the businesses are getting the most out of every opportunity that is in front of us; whether it's strong or weak, we are getting the most out of it.

So, let's get on with the detail of it. I'll turn it over to Andy Rose to begin with.

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

Thank you, John. Good afternoon, everyone. The Company delivered another solid performance in the third quarter of fiscal 2016, especially when you consider the impact of inventory holding losses in Steel Processing and continued weakness in the oil and gas and agriculture markets.

Lower commodity input costs across many of our businesses, combined with year-over-year improvement in Industrial Gas and almost all of our joint ventures, highlighted the quarter. Quarterly earnings adjusted for restructuring were $0.47 a share, up $0.07 from the prior-year quarter. Several unique items were as follows: inventory holding losses during the quarter were estimated at $9.4 million or $0.09 per share as compared to $9.2 million, or $0.08 per share in the prior-year quarter.

Pressure Cylinders had $3.9 million of one-time expenses that flowed through operating income: $1.6 million in costs related to the repairs on three acquisition products from our Turkey acquisition; $800,000 of transition service fees and purchase accounting related to our acquisition of the Tailor Worthington Cryoscience business; and $1.5 million of warranty-related expense from product acquired in the dHybrid acquisition.

Cylinders' operating income, excluding restructuring, was down $13.2 million to $8 million, driven almost exclusively by declining sales in oil and gas equipment, down 71%. Operating margins for the quarter were abnormally low, due to the impact of several-million-dollars in losses and oil and gas, and the one-time expenses mentioned above. We continue to reduce costs to match demand in oil and gas, and announced another modest reduction in headcount this month. Lower manufacturing costs and improvements in operations in Industrial Gas and Consumer Products were bright spots.

Steel Processing operating income was about $6 million, excluding restructuring from the prior-year quarter, to $22.4 million. Improved inventory management and some modest mark-to-market gains on several steel hedges was offset by lower tolling volume at our Spartan JV. Overall, the steel company continues to do an excellent job of managing inventory and margins as steel prices fluctuate.

Revenue in Engineered Cabs was down 44% to $25.5 million, and excluding restructuring, operating losses were $3.6 million, down $900,000 from the same quarter a year ago and roughly flat with last quarter. We did not see as much improvement in operating income from cost reductions as we expected quarter-over-quarter. However, SG&A and manufacturing expenses were down about 40% year-over-year, so we are making progress and expect improved financial performance next quarter.

Equity income from our joint ventures during the quarter was up almost $6.2 million, led by WAVE, Serviacero, and Clark-Dietrich. Strong automotive and construction markets in the US and lower commodity costs are benefiting these businesses. We received dividends from JVs of $25.4 million during the quarter; $18 million from WAVE. Cash from operations was $106 million for the quarter. We spent $15 million on capital projects, distributed $12 million in dividends, and repurchased 1 million shares for $28.4 million at an average price of $28.35 during the quarter.

Today, the Board declared a $0.19 per share dividend for the third quarter, payable in June of 2016. Debt was down $18 million from the prior quarter to $611 million and down $89 million year-over-year. Interest expense was down $0.5 million to $7.9 million. We have consolidated cash of $25 million and $572 million available under our revolving credit facilities.

Overall, we were pleased with the quarter despite the challenges in oil and gas. The Company continues to generate solid earnings and free cash flow, and the steel market appears to have stabilized. Lower commodity costs are benefiting our capital efficiency in steel and our margins, especially in our downstream manufacturing businesses.

During the quarter, we launched Transformation 2.0 and are currently rolling it out in cylinders and steel. Our new one-week kaizen process is being employed to re-energize our core playbook, and earlier terms from our first several have been terrific. Our efforts around new product development are also accelerating, as we add experienced people and capabilities to a growing backlog of opportunities.

We also plan to continue to build on our track record of acquiring new businesses to add to our mix, with the focus on strengthening our core operations. We've always been a company with exceptional people focused on improvement, and the energy and commitment we are seeing around Transformation 2.0 will surely build on that success.

Mark will now discuss operations.

 Mark Russell - Worthington Industries, Inc. - President and COO

 Steel Processing direction mid-volume was up 1%, and the total volume was down 10% compared to last year's quarter. The mix of direct versus total was 60/40 compared with 57/43 last year. Total volume for Steel Processing was down 4%.

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

Metals Service Center Institute data for the same period shows industry shipments down about 7% by comparison. Steel Processing's strongest growth was in construction, with shipments there [of] 32%. We also saw continuing but slowing growth in service center shipments. Shipments to the Detroit Three increased by 3%. Heavy truck was weaker. And agriculture, down 22%, continued to be our weakest market.

Our Taylor Welded Blank joint venture with WISCO commissioned their newest facility in Kentucky, where our new rotary system is producing lightweight rail blanks. TWB also completed final testing of our first aluminum tailored blank, a friction stir-welded part that will provide weight savings for our new models starting in 2017.

Our Serviacero joint venture in Mexico continues to grow shipments and market share, with shipments there up 21% compared to last year. Finally, our joint venture of cold rolling facility in China with Nisshin and MISI continues on target to start production this summer.

In our Pressure Cylinders business, revenue was down 71% -- in the Pressure Cylinders business, oil and gas equipment revenue was down 71% compared to last year, despite recent rebounding in oil prices. The equipment market continues to decline, and capital purchases by the major producers remain limited and short-term in nature. In response, we continue to adjust our cost structure and focus on market opportunities that rely less on new drilling activity.

In Industrial Products, revenue was up 2%, and the business continues to improve with product mix and operating margins. We also acquired a small brazing rod company, that nicely complements our joint technology product offering, during the quarter.

In Consumer Products, revenue was down 5% on lower volumes for camping and helium cylinders as well as torches and kits. The lower volume can be partially attributed to mild winter temperatures in North America. Margins were up, however, on lower commodity costs and higher operating efficiencies. Alternative fuels revenue was down (technical difficulty) --

Operator
 Ladies and gentlemen, please stand by while we reestablish connection. Please stand by.

And please continue. Ladies and gentlemen, please stand by while we reestablish connection.

 Mark Russell - Worthington Industries, Inc. - President and COO

 Okay. Can you hear us now?

Operator
And you're back live. Please continue.

 Mark Russell - Worthington Industries, Inc. - President and COO

Okay. We're going to -- we apologize for the interruption. We're going to pick up at the Pressure Cylinders business, because we are not sure exactly where that cut off. But we think that's a sufficient place to start.

In our Pressure Cylinders business, oil and gas equipment revenue was down 71% compared to last year. And despite a recent rebound in oil prices, the equipment market continues to decline, and capital purchases by the major producers remains limited and short-term in nature. In response, we continue to adjust their cost structure and focus on market opportunities that rely less on new building activity.

In Industrial Products, revenue was up 2%, and the business continues to improve its product mix and operating margins. We also acquired a small brazing rod company that nicely complements our joint technology product offering during the quarter.

In Consumer Products, revenue was down by 5% on lower volumes for camping and helium cylinders as well as torches and kits. The lower volume can be partially attributed to mild winter temperatures in North America. Margins were up, however, on lower commodity costs and higher operating efficiencies.

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

Alternative fuels revenue was down 6%, as fuel spreads continue to provide a market challenge. Lower CNG cylinder demand was partially offset by Pomona's first shipments of ultra high pressure hydrogen cylinders for passenger vehicles. Margins overall were negatively impacted by warranty and obsolete inventory costs at our fuel systems business in Salt Lake City.

Cryogenics revenue was up 74%, excluding our recent acquisition of the former Taylor-Wharton global Cryoscience business. Cryogenic trailer sales were stronger and should continue to improve as we move this business from Boston to our newly acquired Theodore, Alabama operations.

Sales from our Turkey operations were also stronger, although temporary costs, related to our pending move from greater Istanbul to our new state-of-the-art facility in Bandirma, are holding down margins there.

Engineered Cabs demand remains historically weak with agriculture and construction equipment customers forecasting volume declines of 10% to 20% for the calendar year. Forestry, mining equipment, and large truck demand also continues to be flat or weaker. We've made significant efficiency gains based on our new two-facility footprint, and expect improved cost performance going forward.

Our WAVE joint venture with Armstrong saw shipments up 6% in the Americas. European volume was in line with the prior year, while Asia-Pacific volume was down, led by a 6% decline in China. All of our other joint ventures met or exceeded our expectations for the quarter.

Looking forward, we are pleased with the initial result of the 2.0 launch of our Transformation. Building on the success of our first Transformation, we've incorporated what we've learned into our revised approach. We believe we can drive greater improvements and more widely and rapidly than we did before. Our pilot engagements have met this expectation so far. That makes us excited about the potential of this work as it moves across the Company, and we'll keep you updated about our progress in future quarters.

John, back to you.

 John McConnell - Worthington Industries, Inc. - Chairman and CEO

 Mark, Andy, thank you both. And, at this point, as always, we'll be happy to take any questions you have. And again, we apologize for the interruption.
 QUESTION AND ANSWER

Operator
 (Operator Instructions) Aldo Mazzaferro, Macquarie.

 Aldo Mazzaferro - Macquarie Research - Analyst

 I'm wondering about the Steel Processing business, Mark. The volume comparison year-to-year were up nicely but sequentially down. And both of those, I think, stood out from the MSCI numbers, or the industry data. I'm wondering whether you can talk about what was driving those trends to be essentially more volatile than the industry overall?

 Mark Russell - Worthington Industries, Inc. - President and COO

 Well, as I said, we are down overall 4% and the MSCI number was down at about 7%. So we are relatively stronger overall. And, as I noted, construction was our strongest segment. As you know, the tray cases came through on cold rolled products first, and that kind of widened the spread between coated and hot rolled and cold rolled. And we had hot rolled-based galv and cold roll-based galv both. And those widened spreads helped us win market share, I think, in the construction market.

 Aldo Mazzaferro - Macquarie Research - Analyst

 I see.

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

 Mark Russell - Worthington Industries, Inc. - President and COO

 Is that helpful?

 Aldo Mazzaferro - Macquarie Research - Analyst

 Yes. And then a separate question, Mark, on the consolidation of your WSP, the Worthington Steel Processing coming in -- can you confirm how much volume that would be? Is that all tolling, number one? And how much roughly should we expect to be consolidated into the numbers?

 Mark Russell - Worthington Industries, Inc. - President and COO

 It is 100% tolling, Aldo. It's -- so we've -- revenue there is only to the total portion in the converting -- it's -- hang on, we'll look that up for you. We are going to check that, Aldo. We'll come back to you before the end of the call.

 Aldo Mazzaferro - Macquarie Research - Analyst

 Okay. Thank you.

Operator
 Phil Gibbs, KeyBanc Capital.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 I just had a question on the Transformation 2.0. And if you could just elaborate a little bit on that and the plans in terms of how you are attacking that, you are looking to do? Just as far as I know, the steel business that you've run has already been fairly leaned out after the last recession. So, if you are looking to do anything there incrementally, what more can you do? And then any comment as to (technical difficulty) your insight would be helpful.

 Mark Russell - Worthington Industries, Inc. - President and COO

 Phil, we are relaunching because we want the steel company, first of all, to improve some more. We think there's still more to do there. We didn't have a lot of improvement in the cylinders company from the first Transformation, but we were relaunching there like we are every place else, because we think there's more to do.

(multiple speakers) And then the second reason that we are relaunching is because we didn't get a lot of traction in parts of the business with the first Transformation, and we are determined to get traction there this time around in cylinders and the other parts of the business. And, of course, when we first started 19 or 20 acquisitions ago -- and those are a lot of companies that we would like to do Transformation in and we are going to do Transformation in.

So, we also think that we are more effective in the process now. It used to take us four to six months to see the significant improvements that we saw the first time around. And we are getting those kind of improvements in something like half the time this time around. So the process is accelerated.

And as we said in the intro, the initial pilot work we're doing here is more impressive in terms of improvements than we saw the first time around in Transformation. So we are excited about it. Appreciate the question.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Sure. And the steel business -- is the toll processing business, in your mind, more profitable than the direct business? Or does it depend on being manufactured on the direct side?

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

 Mark Russell - Worthington Industries, Inc. - President and COO

 Yes. No, it does totally depend. And what we like about -- as we noted in the intro, the toll volume is down a little bit more than direct for us. Now that's very much concentrated in our one cold rolled galvanizing line with the joint venture with AK Steel. And the volumes there are down significantly. We think that that's a situation that we can address and we look to do that going forward. So, other than that, our toll volume was pretty much in line with our expectations, other than the one cold rolled galv line.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 When you say address that, you mean, just given the fact that the market on the downstream side right now is tight? Or are you taking more of an ownership position there as well?

 Mark Russell - Worthington Industries, Inc. - President and COO

 No change in the structure of the JV. However, we are putting more volume in there historically than we have in the past. And we'll continue to do that until we get back to the levels we are looking for.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay. Thanks, guys.

Operator
 (Operator Instructions) John Tumazos, John Tumazos Very Independent Research.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Thank you for taking the call and the good results. How much money, in terms of planning your balance sheet, do you set aside for putting back into inventories and receivables, as the steel price hikes have been announced in the direction of $100 a ton, cumulatively? And as you are putting the money back into working capital, should we expect share buybacks to slow down?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO
 I guess I would answer that two ways, John. One is right now, we have about $600 million of available capacity on our revolving credit facilities. So -- and in any circumstance, our goal is to keep kind of a minimum of $300 million. So we have plenty of capacity to deal with rising steel price environment.

Over the past year or so, the steel company has pulled out about $125 million worth of cash from working capital. About half of that is because of the price decline, but half of it is actually because they are getting more efficient with running their business. So, $60 million, we might have to put back in, I guess, if prices rise, but our hope is that they can sustain the other piece of that.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 If I can ask a follow-up, the Steel Processing margin was close to normal -- near 5% for the quarter and year-to-date. In the February quarter, was there any benefit from the initial steel price rebound or penalty from steel inventories? Or were those factors a wash?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

 Well, there were two sort of offsetting things going on. One is, our margins were down because of the -- roughly $9.5 million of FIFO compression during the quarter. There was about a quarter lag. So when prices decline in the second quarter, we feel that in the third quarter.

We did have a modest benefit. As you know, we do hedging for customers, and we did have some mark-to-market benefit as the value of those hedges went up, where we don't have hedge accounting. So we tried to get hedge accounting on all of those. For different reasons, on some, we ended up not either pursuing or getting that. And so as the steel prices ticked up, we did get a mark-to-market benefit of a few-million-dollars; not merely offsetting the $9 million.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 You made reference in the prepared remarks about productivity gains or potential productivity gains not flowing as quickly. Could you give us any color as to which businesses those were in and whether the performance programs also are being implemented in the JV companies?

 Mark Russell - Worthington Industries, Inc. - President and COO

 John, so far, we've been in the oil and gas equipment business. And because of the extremely depressed demand there, those improvements will not show up on the bottom line as much until we recover there. But the improvement -- the efficiency gains that we are after are showing up there like they do anyplace else; they just don't show in the bottom line as quickly. So we've been in five of the sub-business units at this point, and we're going to go in a systematic way across the Company with the program.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Thank you.

Operator

 Charles Bradford, Bradford Research.

 Charles Bradford - Bradford Research - Analyst

 We've been hearing stories about some of the foreign steel suppliers either withdrawing from the market or making offers with pretty hefty price increases but good for one-day-only. Are you hearing or seeing that kind of thing?

 Mark Russell - Worthington Industries, Inc. - President and COO

 Charles, no, we have not.

 Charles Bradford - Bradford Research - Analyst

 I guess some people seem to think that the rate case with the relatively small margins are having a big effect again. Are you seeing that also?

 Mark Russell - Worthington Industries, Inc. - President and COO

 We did. Yes, we definitely are seeing that, Charles. We definitely see that the trade cases have an immediate effect on market sentiment. So, we've seen that, but we haven't seen any of the specifics you were talking about. But then again, we are a very limited importer. We don't do much importing.

 Charles Bradford - Bradford Research - Analyst

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

 On the domestic side, are any of your suppliers more stressed than others as far as being able to supply your needs? We've heard that US Steel has gone out to buy substrate.

 Mark Russell - Worthington Industries, Inc. - President and COO

 No, we couldn't help you on that, Charles. We've obviously tracked the performance of all of our suppliers very closely and some of them are better than others. That's about all I can say on that front.

 Charles Bradford - Bradford Research - Analyst

 Thank you.

Operator

 Thank you.

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 In response to -- I think it was Aldo's question on the WSP volumes, it's roughly 700,000 to 800,000 tons. Keep in mind this is primarily a tolling business. There is a little bit of direct, so right now it's $80 million-ish of revenue run rate. So it's not a huge bump in terms of revenue -- more tons than revenue, I guess, is my point.

Operator

 Phil Gibbs, KeyBanc Capital.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Just curious what you are seeing in WAVE? And how much of that business right now is newbuild versus retro?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 For which part of the business, Phil?

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 WAVE.

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 Yes, I would say it hasn't -- I don't think it's changed dramatically. I think it's been sort of historically, at least in the last few years, 70%/30% kind of retro versus newbuild. I think that mix does move around quarter-to-quarter, but I'm not sure it's dramatically different right now.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay. And then as far as what you just outlined on the revenue impact for WSP, do we think -- should we be modeling that the 49% comes out below the line that you guys don't own, when we're thinking about the profitability of the business?

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 Yes. Exactly.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Perfect. Thanks so much, guys.

Operator

 Aldo Mazzaferro, Macquarie.

 Aldo Mazzaferro - Macquarie Research - Analyst

 Gentlemen, I just wanted to confirm that I heard the revenue number right on the WSP was eight-zero -- $80 million?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 Yes, that's correct. That's ballpark.

 Aldo Mazzaferro - Macquarie Research - Analyst

 That's ballpark. So is that -- on a fee-per-ton basis, would that be higher than your average for the remaining tolling that you do?

 Mark Russell - Worthington Industries, Inc. - President and COO
 Remember we do several different types of tolling on those, so a pickled toll is very different from this business class, one business generally. So, in cleaning and inspection, and blanking. So it varies significantly.

 Aldo Mazzaferro - Macquarie Research - Analyst

 So this is pickled -- this is pickling and cold rolling and cleaning and blanking?

 Mark Russell - Worthington Industries, Inc. - President and COO

 No. No pickling here. We are -- inspect it; we clean some of it, and we inspect all of it, and we blank some of it.

 Aldo Mazzaferro - Macquarie Research - Analyst

 Oh, I get it. Okay. And then the final question I had was, since the beginning of the year, we've seen pricing start to move up. We've seen scrap move up. We've seen a lot of stuff that suggests the market is improving. Can you classify what you think about the state of final demand going on right now since the beginning of the year? Is it improving? Or are we in kind of a supply squeeze, do you think?

 John McConnell - Worthington Industries, Inc. - Chairman and CEO

 That varies significantly by market, Aldo. The [OpEx] for the automotive remains strong. Construction is picking up a bit, and most of the other markets are pretty weak, and oil and gas is really struggling. So.

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

 Aldo Mazzaferro - Macquarie Research - Analyst

 Yes. But it hasn't changed much since the beginning of the year, though, has it?

 John McConnell - Worthington Industries, Inc. - Chairman and CEO

 No. No, we have no change in the general trends that we can see.

 Aldo Mazzaferro - Macquarie Research - Analyst

 Great. Yes. Okay. Thanks a lot. It sounds like you guys are working while you are on the call. Maybe next -- you're doing a cut-the-links line or something, it sounds like.

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 (laughter) I think we've got some connection issues.

 John McConnell - Worthington Industries, Inc. - Chairman and CEO

 Yes, I think we have an issue with the phone. But we will fix it for next time.

Operator

 Thank you. And I'm showing no further questions at this time. Please continue.

 John McConnell - Worthington Industries, Inc. - Chairman and CEO

 Thank you again for joining us. And once again we apologize. I think that we are having problems really with our service provider. It's very windy here today; that could have something to do with it. But we appreciate you taking the time to spend with us, and we look forward to seeing you or talking to you at the fourth quarter. Thank you.

Operator

 Thank you. And ladies and gentlemen, that does conclude your conference call for today. Thank you for your participation and for using AT&T Executive Teleconference Service. You may now disconnect.

MARCH 23, 2016 / 07:00PM GMT, WOR - Q3 2016 Worthington Industries Inc Earnings Call

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